Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporate by reference in the Registration Statements on Form S-8 (Registration Nos. 333-156493 and 333-172305) of our report dated March 3, 2010 relating to the financial statements, financial statement schedule and effectiveness of internal control over financial reporting of AgFeed Industries, Inc. (the “Company”) which appear in the Company’s Annual Report on Form 10-K for the year ended December, 31 2010.

/s/ Goldman Parks Kurland Mohidin LLP
Goldman Parks Kurland Mohidin LLP
Encino, California
March 16, 2010